UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b), (d), (e) and (f): Not applicable.

(c) On November 20, 2007, Orchid Cellmark Inc. (the “Company”) announced the appointment of William J. Thomas as Vice President and General Counsel effective as of November 19, 2007.

Mr. Thomas, age 48, was most recently Senior Vice President and General Counsel of Cytogen Corporation, a position he held from August 2004 to November 2007. Prior to joining Cytogen, he served as a senior partner with Wilmer Cutler Pickering Hale and Dorr LLP from January 2001 to August 2004. Previously, he was a partner at the law firm Buchanan Ingersoll P.C. from January 1994 to December 2000. Mr. Thomas received a J.D. degree from Fordham University School of Law and a B.A. degree in Political Science from Rutgers University.

There is no family relationship, arrangement or understanding between Mr. Thomas and any other person pursuant to which he was appointed as an executive officer of the Company.

Pursuant to the terms of an employment agreement between Mr. Thomas and the Company, Mr. Thomas will receive an annual salary of $245,000 and an accelerated start bonus of $10,000, all of which is repayable if Mr. Thomas’ employment with the Company terminates before the six-month anniversary of the start of his employment and 50% of which is repayable if Mr. Thomas’ employment with the Company terminates between the six-month anniversary and the one-year anniversary of the start of his employment. Mr. Thomas also is eligible to receive an annual bonus of up to 25% of his annual base salary, pro rated for 2007. Under the agreement, the Company granted Mr. Thomas an option to purchase 75,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock as determined under the Company’s Amended and Restated 2005 Stock Plan, as amended. The option vests in 48 equal installments over four years and fully upon a change of control of the Company (as defined in the agreement). The agreement is for an initial term of three years and automatically extends for additional one-year periods unless the Company or Mr. Thomas provide notice to the other at least three months before the end of the current term that the agreement will not automatically extend beyond such current term. The Company may terminate the agreement upon notice to Mr. Thomas, and must provide Mr. Thomas six months of his base salary if it terminates Mr. Thomas without cause (as defined in the agreement). Mr. Thomas may terminate the agreement upon 30 days notice to the Company. In addition, in connection with the agreement, Mr. Thomas entered into an intellectual property, confidentiality, non-competition and non-solicitation agreement with the Company.

A copy of the press release announcing the appointment of Mr. Thomas is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orchid Cellmark Inc.

Date: November 21, 2007	By:	/s/ Thomas A. Bologna
	Name:	Thomas A. Bologna
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated November 20, 2007